CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" and to the use of our report dated June 30, 1995, in this Registration Statement (Form N-1A 33-58248) of Dreyfus International Equity Fund, Inc.



                                       ERNST & YOUNG LLP


New York, New York
September 25, 1995